                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the registrant  __X__
Filed by a party other than the registrant ___

Check the appropriate box:
   ____  Preliminary proxy statement
   __X_  Definitive proxy statement
   ____  Definitive additional materials
   ____  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                KINARK CORPORATION
                  (Name of Registrant as Specified in Its Charter)

                     (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
____ $125 per Exhcange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
____ $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3).
____ Fee computed on table below per Exhcnage Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
               Common Stock - $.10 par value per share
     (2)  Aggregate number of securities to which transactions applies:
               6,712,209 Shares of Common Stock
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1
                 ______________________________________________

     (4)  Proposed maximum aggregate value of transaction:
                 ______________________________________________

     ____ Check box if any part of the fee is offset as provided by Exhange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:
__________________________________________________________

      (2)  Form, schedule or registration statement no.:
__________________________________________________________
      (3)  Filing party:
__________________________________________________________

      (4)  Date filed:
__________________________________________________________

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

Kinark Corporation
2250 East 73rd Street
Suite 300
Tulsa, Oklahoma 74136-6832
(918) 494-0964
Fax (918) 494-3999

April 11, 2001





                        ANNUAL MEETING - MAY 16, 2001


Dear Kinark Stockholder:

     On behalf of the Board of Directors and management, you are cordially invited to attend the Annual Meeting of Stockholders on Wednesday, May 16, 2001 in New York City.

     Business matters expected to be acted upon at the meeting are presented in the accompanying Notice of the Annual Meeting and Proxy Statement. Members of management will report on the Company's operations, followed by a period for questions and discussion. As customary, a report on the meeting will be included in the Company's second quarter earnings announcement.

     We hope you can attend the meeting. Please ensure that your shares will be represented at the meeting by signing and returning your proxy now, even if you plan to attend the meeting.

     Thank you for your continued interest in the Company.




                              /s/ Ronald J. Evans
                              Ronald J. Evans
                              President &
                              Chief Executive Officer


PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

Kinark Corporation
2250 East 73rd Street
Suite 300
Tulsa, Oklahoma 74136-6832
(918) 494-0964
Fax (918) 494-3999


                           NOTICE OF ANNUAL MEETING
                         TULSA, OKLAHOMA, MAY 16, 2001

To the Stockholders of KINARK CORPORATION:

     The Annual Meeting of the Stockholders of KINARK CORPORATION (the "Company"), will be held at the American Stock Exchange in the Boardroom -- 14th Floor, 86 Trinity Place, New York, NY on Wednesday, May 16, 2001 at 11:00 A.M. local time, for the following purposes:

     1. Election of Directors. To elect eight directors to serve for a term of one year.

     2. Other Business. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors fixed April 4, 2001 as the record date for determining stockholders entitled to notice of and to vote at the meeting. A list of those stockholders will be open for examination at the offices of the Company for a period of ten (10) days prior to the meeting and also will be available for inspection at the meeting. A copy of the Company's Annual Report for the year ended December 31, 2000, is enclosed with this Notice.

     Please sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope. It is important that your shares be represented at the meeting regardless of the number you may hold. If you do attend, you may vote or change your vote in person at the meeting even through you have previously signed and returned your proxy.


                    BY ORDER OF THE BOARD OF DIRECTORS


                    /s/ Paul R. Chastain
                    Paul R. Chastain,
                    Vice President & Secretary

April 11, 2001

                           KINARK CORPORATION
                            PROXY STATEMENT

                     ANNUAL MEETING OF STOCKHOLDERS
                       To Be Held on May 16, 2001

                           GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Kinark Corporation ("Kinark" or the "Company") for use at the Annual Meeting of Stockholders to be held May 16, 2001, at 11:00 a.m., local time, at the American Stock Exchange in New York City, N.Y., or at any adjournments thereof (the "Annual Meeting"). On April 4, 2001, the record date for determination of stockholders of the Company entitled to vote at the Annual Meeting (the "Record Date"), there were 6,712,209 shares of the Company's common stock outstanding (the "Common Stock"), each share of which entitles the holder thereof to one vote on all matters. The holders of a majority of the Common Stock present in person or represented by proxy will constitute a quorum for transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted to determine the presence or absence of a quorum at the Annual Meeting. No cumulative voting rights are authorized and dissenters' rights are not applicable to the matters being proposed.

     This Proxy Statement and the accompanying Proxy are being mailed to the Company's stockholders on or about April 11, 2001.

     The Company's principal executive office is located at 2250 East 73rd Street, Suite 300, Tulsa, Oklahoma 74136-6832.

     The Company's Amended and Restated Bylaws (the "Bylaws") require the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon to elect the directors nominated for election at the Annual Meeting, as set forth in this Proxy Statement.

     Abstentions will have no effect with respect to the election of directors. Under the rules of the American Stock Exchange, brokers who hold shares of Common Stock in street name for customers have "discretionary" authority to vote on certain items in their discretion, on behalf of their clients, if they do not receive instructions within ten days of the Annual Meeting. The brokers will have discretionary authority to vote on the election of directors.

     You may revoke your proxy at any time before it is voted by executing and filing, with the Company or its proxy solicitor, a revocation of your proxy or a subsequently dated proxy or by voting in person at the Annual Meeting. Shares represented by properly executed proxies will be voted at the Annual Meeting as specified, unless such proxies are subsequently revoked as provided above. If no choice is specified on a valid, unrevoked proxy, the shares will be voted for election of the Directors as recommended by the Board. Proxies will also authorize the shares represented thereby to be voted on any matters not known as of the date of this Proxy Statement that may properly be presented for action at the Annual Meeting.

                            ANNUAL REPORT

     The Company's Annual Report to Stockholders and Form 10-K, covering the fiscal year ended December 31, 2000, including audited financial statements are enclosed with this Proxy Statement, but neither the report nor the financial statements are incorporated in this Proxy Statement or are deemed to be a part of the material for the solicitation of proxies.


                        ELECTION OF DIRECTORS

     Eight directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting, in accordance with the Bylaws, to serve until the 2002 Annual Meeting or until their respective successors have been elected. All of the current directors, Linwood J. Bundy, Paul R. Chastain, Ronald J. Evans, Gilbert L. Klemann, II, Patrick J. Lynch, Joseph J. Morrow, John H. Sununu and Mark E. Walker have been nominated for reelection at the Annual Meeting for a term expiring at the 2002 Annual Meeting, and each of them has agreed to serve, if elected. The shares of Common Stock represented by proxies at the Annual Meeting will be voted in favor of (unless otherwise directed) the election of the nominees named below. While it is not anticipated, if any nominee is unable or should decline to serve as a director at the date of the Annual Meeting, such proxies will be voted for persons proposed by the Board.

Nominees For Election as Directors to Serve Until Next Annual Meeting

     The experience and background of each of the nominees are set forth below.

     Linwood J. Bundy (58), first elected to Kinark's Board in 2000. Since 1993 President, Chief Executive Officer and member of the Board of Directors of Bundy, Inc., a privately-owned development, entertainment and investment company located in Iowa. From 1978 to 1998, President and Chief Executive Officer of Iowa State Ready Mix Concrete, Inc., a privately-owned concrete company located in Ames, Iowa. Past owner of Hallet Materials, a sand and gravel operation in Iowa and Texas (1986-1998). Mr. Bundy serves on the Board of Directors of Firststar Bank in Ames, Iowa. He is a past member of the Board of Trustees of Mary Greeley Medical Center, a member of the Order of the Knoll, an Iowa State University Foundation, and past member of a number of civic and professional organizations in Iowa. He is a member of the Audit and Compensation Committees.

     Paul R. Chastain (66), first elected to Kinark's Board in 1975, was appointed Vice President and Chief Financial Officer of Kinark in February 1996 and Secretary in January 2000. Mr. Chastain served as President and Chief Executive Officer of Kinark from July 1993 to February 1996. Chairman and Chief Executive Officer of Kinark from June 1991 through July 1993; and Co-Chairman and Co-Chief Executive Officer of Kinark from June 1990 through June 1991. From 1976 until June 1990, Executive Vice President and Treasurer of the Company. From 1973 until 1976, Vice President of Finance and Secretary of the Company.

     Ronald J. Evans (52), first elected to Kinark's Board in 1995, was appointed President of Kinark in February 1996 and Chief Executive Officer in November 1999. Private investor from May 1995 to February 1996. From July 1989 to May 1995, Vice President and General Manager of Deltech Corporation, a privately-owned specialty chemicals producer. From January 1989 to July 1989, Vice President of Sales and Marketing for Deltech Corporation. Manager from 1976 to 1989 for Hoechst Celanese Corporation. He is a member of the Executive Committee.

     Gilbert L. Klemann, II (50), Senior Vice President and General Counsel of Avon Products Inc. since January 2001. During 2000, Mr. Klemann was of Counsel for the international law firm of Chadbourne & Parke LLP, New York City. From 1991 to 1999, Mr. Klemann was an Executive Officer and General Counsel of Fortune Brands, Inc. (formerly American Brands, Inc.), a publicly-owned consumer products holding company, where he also was a member of the Board of Directors. Prior to 1990 he was a partner in the law firm of Chadbourne & Parke LLP. Mr. Klemann was appointed to the Board of Directors of Kinark Corporation in August 2000 and serves on the Company's Compensation Committee.

     Patrick J. Lynch (63), currently Senior Vice President and Chief Financial Officer of Texaco Inc., a publicly-owned oil and petrochemicals company, since 1997. For more than five years, Mr. Lynch has been actively engaged in the business of Texaco Inc. or one of its subsidiaries or affiliated companies. He is a member of the Board of Directors of The American Petroleum Institute; a member of the Council of Financial Executives for The Conference Board; a member of the CFO Advisory Council for the Financial Executives Institute and serves as a trustee for Iona College in New Rochelle, New York. Mr. Lynch was appointed to the Board of Directors of Kinark Corporation in February 2001 and serves on the Company's Audit Committee.

     Joseph J. Morrow (61), first elected to Kinark's Board in 1996, was appointed Non-Executive Chairman of the Board of Kinark in November 1999. Chief Executive Officer of Morrow & Co., Inc., a privately-owned proxy solicitation firm, since 1972. Chief Executive Officer of Proxy Services Corporation from 1972 to 1992. Chairman of Proxy Services Corporation from 1992 to present. Currently a Director of U.S. Agents Holding Corp. He is a member of the Executive Committee.

     John H. Sununu (61), first elected to Kinark's Board in 1996, is President of JHS Associates, Ltd. since June 1992 and a former partner in Trinity International Partners, both private financial firms, and served as co-host of CNN's "Crossfire", a news/public affairs discussion program, from March 1992 until February 1998. From January 1989 until March 1992, Chief of Staff to the President of the United States. From January 1983 to January 1989, Governor of the State of New Hampshire. From 1963 until his election as Governor, President of JHS Engineering Company and Thermal Research Inc. Helped establish and served as chief engineer for Astro Dynamics Inc. from 1960 until 1965. From 1968 until 1973, Governor Sununu was Associate Dean of the College of Engineering at Tufts University and Associate Professor of Mechanical Engineering. Served on the Advisory Board of the Technology and Policy Program at MIT from 1984 until 1989. A member of the National Academy of Engineering and the Board of Trustees for the George Bush Presidential Library Foundation. He is a member of the Executive Committee.

     Mark E. Walker (45), first elected to Kinark's Board in 1993, is President and Director since 1991 of Ocean's Window, Inc., a privately-owned recreation services firm and President and Director of Ocean's Window Travel Services since 1995. Manager from 1985 until 1992 for DSC Communications Corporation. Manager from 1978 until 1984 for Texas Instruments
Incorporated.  He is a member of the Executive, Audit and Compensation
Committees.

     With the exception of Messrs. Chastain and Evans, none of the directors are, or have been, employed by any parent, subsidiary or other affiliate of the Company. There are no family relationships between any directors or executive officers.

     The election of the nominees requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon.

          The Board recommends that you vote FOR the nominees listed above.

                    BOARD OF DIRECTORS AND COMMITTEES

     The business of the Company is managed under the direction of the Board of Directors. The Board of Directors presently consists of eight directors. The Board meets on a regularly scheduled basis during the Company's fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when necessary between scheduled meetings.

     The Board met nine times in 2000 (including regularly scheduled and special telephonic meetings). All of the incumbent directors attended at least 85 percent of the total meetings of the Board of Directors and the committees on which they were members.

Director's Compensation
     Directors who are also employees of the Company receive no compensation beyond their normal salary for their Board and committee services. All directors, including employee/Board members, are reimbursed by the Company for travel expenses incurred by them in connection with their attendance at Board or committee meetings or other business of the Company.

     Non-employee directors receive an annual fee of $15,000, payable in quarterly installments and receive no additional compensation for committee services beyond their annual fee. In addition, under the Company's 1996 Stock Option Plan, each non-employee director who is serving as such on July 1 of each year receives a grant of options to purchase 5,000 shares of the Company's Common Stock (the "Non-Employee Director Options"). Under the 1996 Stock Option Plan, the exercise price of Non-Employee Director Options is 100% of the fair market value of the Company's Common Stock on the date of the grant. Non-Employee Director Options are not exercisable until six months following the date of the grant and such options cease to be exercisable ten years after the date of the grant.

Committees of the Board
     The Board of Directors has established standing Executive, Audit and Compensation Committees. The membership of each of these committees is determined from time to time by the Board.

     Executive Committee. The Executive Committee is delegated authority to act on behalf of the Board in certain operational and personnel matters, and to approve capital expenditures within limits authorized by the Board. The functions customarily attributable to a nominating committee are generally performed by the Executive Committee, which evaluates the qualifications of Board candidates for consideration of nomination by the Board of Directors. Messrs. Evans, Morrow, Sununu, and Walker are the present members of the Executive Committee and Mr. Sununu acts as Chairman. The Executive Committee held eleven meetings in 2000.

     Compensation Committee. The Compensation Committee considers remuneration of the corporate and subsidiary officers of the Company, and administers the Company's incentive compensation plans and its 1996 Stock Option Plans. Messrs. Bundy, Klemann and Walker are the present members of the Compensation Committee and Mr. Walker acts as Chairman. The Compensation
Committee held one meeting in 2000.   Mr. Chastain was a member of the
Compensation Committee until March 6, 2001.

     Audit Committee. The Audit Committee reviews the scope of the annual audit and recommendations of the independent audit firm as well as reviewing the internal audit and control functions of the Company. The Audit Committee is composed entirely of directors who are not employees of the Company or any of its subsidiaries. Messrs. Bundy, Lynch and Walker are the present members of the Audit Committee and Mr. Walker acts as Chairman. The Audit Committee held one meeting in 2000.

     The Company's Bylaws require that a stockholder who desires to nominate a candidate for election to the Board at the Annual Meeting or present business to be considered at the Annual Meeting must give the Board advance notice of such nomination or proposed business. To be timely, a stockholder's notice must be received at the principal executive offices of the Company not less than 90 days prior to the meeting. However, in the event that the date of the next annual meeting is advanced more than 30 days or delayed more than 60 days from the date of the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the date notice of such meeting is first given to stockholders in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document filed by the Company with the Securities and Exchange Commission ('SEC"). The Company's Bylaws require that the notice contain certain information with respect to the proposed nominee or business and the stockholder giving the notice. The Executive Committee will consider nominees proposed by stockholders in compliance with this procedure. The Company will furnish on request to any stockholder a copy of the relevant section of the Bylaws.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information as of March 22, 2001, regarding the beneficial ownership of the Company's Common Stock by (a) all persons who are beneficial owners of five percent or more of the Common Stock,
(b) each director of the Company, (c) each executive officer of the Company,
(d) each person who was a director during 2000 and (e) all directors and officers of the Company as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares:

                              Amount and Nature                  Percentage of
Name of Stockholder         of Beneficial Ownership             CommonStock (1)
===============================================================================
Linwood J. Bundy                 35,625  (2)                            0.5
Paul R. Chastain                 35,580  (3)                            0.5
Ronald J. Evans                 295,421  (4)                            4.2
Gilbert L. Klemann, II            4,583  (5)                            0.1
Patrick J. Lynch                  3,125  (6)                            ---
Joseph J. Morrow              1,846,568  (7)                           27.4
John H. Sununu                  185,000  (8)                            2.7
Mark E. Walker                  429,530  (9)                            6.4
Robert G. and Pauline B. Walker
 Revocable Trust                345,724 (10)                            5.2
Edmund A. Schwesinger, Jr.      360,200 (11)                            5.4
Michael T. Crimmins             317,485 (12)                            4.7
All Kinark Directors and
  Officers as Group
  (8 persons)                 2,835,432 (13)                           40.2
_____________________

Each person named above has sole voting and dispositive power with respect to all the shares listed opposite such person's name, unless indicated otherwise.

(1) Based on 6,712,209 shares of the Company's Common Stock outstanding as of April 4, 2001 plus any currently exercisable stock options or stock options which become exercisable within 60 days.

(2) Information based on Form 5 of Mr. Bundy for February 2001 filed with the SEC. Includes presently exercisable stock options to acquire 5,625 shares. The stockholder's address is 2250 East 73rd Street, Tulsa, Oklahoma 74136.

(3) Information based on Form 5 of Mr. Chastain for February 2001 filed with the SEC. Includes presently exercisable stock options to acquire 6,000 shares. The stockholder's address is 2250 East 73rd Street, Tulsa, Oklahoma 74136.

(4) Information based on Form 5 of Mr. Evans for February 2001 filed with the SEC. Includes presently exercisable stock options to acquire 250,000 shares. The stockholder's address is 2250 East 73rd Street, Tulsa, Oklahoma 74136.

(5) Information based on Form 5 of Mr. Klemann for February 2001 filed with the SEC. Includes presently exercisable stock options to acquire 4,583 shares. The stockholder's address is 2250 East 73rd Street, Tulsa, Oklahoma 74136.

(6) Information based on Form 3 of Mr. Lynch for March 2001 filed with the SEC. Includes presently exercisable stock options to acquire 3,125 shares. The stockholder's address is 2250 East 73rd Street, Tulsa, Oklahoma 74136.

(7) Information based on Form 5 of Mr. Morrow for February 2001 filed with the SEC. The shares listed for Mr. Morrow include 55,536 shares owned by his wife. Mr. Morrow disclaims beneficial ownership of these shares. The shares listed include 25,000 share of Kinark's Common Stock underlying exercisable options held by him. The stockholder's address is 2250 East 73rd Street, Tulsa, Oklahoma 74136.

(8) Information based on Form 5 of Governor Sununu for February 2001 filed with the SEC. The shares listed for Mr. Sununu include 25,000 shares of Kinark's Common Stock underlying exercisable options held by him. The stockholder's address is 2250 East 73rd Street, Tulsa, Oklahoma 74136.

(9) Information based on Form 5 of Mr. Walker for February 2001 filed with the SEC. Includes 8,000 shares of Common Stock owned by a trust for Mr. Walker's son, of which Mr. Walker is trustee, and 345,724 shares owned by the Robert G. and Pauline B. Walker Revocable Trust.
     Mr. Walker disclaims beneficial ownership of such shares and shares of Common Stock owned by other members of the Walker family. The shares listed include 25,000 shares of Kinark's Common Stock underlying exercisable options held by Mr. Walker. The stockholder's address is 2250 East 73rd Street, Tulsa, Oklahoma 74136.

(10) Information based on Schedule 13D of the Robert G. and Pauline B. Walker Revocable Trust, the Pauline B. Walker Revocable Trust A and the
     Robert G. Walker Irrevocable Trust B filed with the SEC dated
     December 14, 1996. The Robert G. and Pauline B. Walker Revocable Trust, together with two affiliated trusts, the Pauline B. Walker Revocable Trust A and the Robert G. Walker Irrevocable Trust B, beneficially own 345,724 shares. Pauline B. Walker is the sole trustee of all three trusts. The address for the trusts is 2301 N. Central Expressway, Suite 140, Plano, Texas 75075.

(11) Information based on Schedule 13G of Mr. Schwesinger, Jr. for January 2001 filed with the SEC.

(12) Former Director of Kinark, 1993 to May 2000, and Chairman of the Board and CEO of Kinark, May 1995 to November 1999. Information based on Schedule 13D of Mr. Crimmins for March 2001 filed with the SEC.

(13) All directors and officers as a group held in the aggregate presently exercisable stock options to acquire 349,333 shares. On the Record Date, directors and officers as a group owned 2,486,099 shares, or 37.0% of the 6,712,209 shares outstanding and entitled to vote, not including presently exercisable stock options.

                          EXECUTIVE COMPENSATION
                        Summary Compensation Table
                                                                      Long Term Compensation
                                                               --------------------------------------
                              Annual Compensation                Awards                Payouts
                        -----------------------------   --------------------    ---------------------
                                                                  Securities
                                                Other                Under-                  All Other
                                               Annual   Restricted   lying                   Compen-
Name and                                       Compen-    Stock     Options/     LTIP          sation
Principal Position     Year   Salary   Bonus   sation    Award(s)    SARs(#)    Payouts         (A)
======================================================================================================
Paul R. Chastain,      2000  $141,600   ----    ----       ----       ----       ----          $8,921
Vice President; CFO    1999   141,600   ----    ----       ----       ----       ----           8,921
and Secretary          1998   141,600   ----    ----       ----       ----       ----           8,177

Ronald J. Evans        2000  $100,000   ----    ----       ----       ----       ----          $6,300
President and CEO      1999   100,000   ----    ----       ----       ----       ----           6,300
                       1998   100,000   ----    ----       ----       ----       ----           6,300
________________

(A) All compensation shown in this column represents the Company's matching contributions to its 401(k) defined contribution retirement plan.


                       OPTION GRANTS IN LAST FISCAL YEAR

There were no option grants to Kinark's executive officers in 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUE

                                          Number of Securities
                    Shares               Underlying Unexercised      Value of Unexercised
                   Acquired    Value    Options at Fiscal Year-End  In-The-Money Options at
                 on Exercise  Realized        (Shares)                Fiscal Year-End ($)
                                        --------------------------  --------------------------
Name                 (#)       ($) (A)  Exercisable  Unexercisable  Exercisable  Unexercisable
=========================================================================================
Paul R. Chastain (B)  0           0         6,000             0          0            0
Ronald J. Evans  (C ) 0           0       233,000             0          0            0
Ronald J. Evans  (D)  0           0        17,000             0          0            0

(A)  Market value of underlying securities at December 31, 2000 minus the exercise price of "in-the-money" options.
(B)  Option granted February 16, 1994 pursuant to the Company's 1988 Stock
     Option Plan at an exercise price of $4.50 per share was not "in-the-money"
     at December 31, 2000.
(C)  Option granted April 3, 1996 pursuant to the Company's 1988 Stock Option
     Plan at an exercise price of $2.50 per share was not "in-the-money" at
     December 31, 2000.
(D)  Option granted July 18, 1996 pursuant to the Company's 1996 Stock Option
     Plan at an exercise price of $3.50 per share was not "in-the-money" at
     December 31, 2000.
__________________

                       REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board reviews the general compensation policies of the Company and the compensation plans and specific compensation levels for executive officers. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board.

     In accordance with SEC rules designed to enhance disclosure of companies' policies toward executive compensation, the following is a report submitted by the Compensation Committee members addressing the Company's compensation policy as it related to the named executive officers for fiscal 2000.

     The Company's objective is to ensure that executive compensation is directly linked to ongoing improvement in corporate performance and increasing shareholder value. The following objectives are guidelines for compensation decisions:

     Classification. The company assigns a job grade to each salaried position, and each job grade has a salary range which is based on national salary surveys. These salary ranges are reviewed annually to determine parity with national compensation trends, and to ensure that the Company maintains a competitive compensation structure.

      Competitive Salary Base. Actual salaries are based on individual performance contributions within a competitive salary range for each position established through job evaluation and market comparisons. The salary of each subsidiary key officer and senior managers and corporate officer is reviewed annually by the president and chief executive officer who may recommend an increase for approval by the Compensation Committee. The president and chief executive officer's salary is determined by the Board based on a review and recommendation by the Compensation Committee.

      Annual Incentive Compensation. The Company's officers and key subsidiary personnel are eligible to participate in an annual incentive compensation plan with awards based primarily on achievement of profit performance targets. Awards are subject to decrease or increase on the basis of the Company's performance and at the discretion of the Compensation Committee. The Compensation Committee approved incentive awards to the president and key managers of the galvanizing subsidiary for achieving increased operating earnings in 2000 over the prior year. There were no incentive awards to the Company's executive officers for 2000.

      Stock Option Program. The purpose of this program is to provide additional incentives to employees to work to maximize growth of the Company and shareholder value. The stock option program may utilize vesting periods to encourage key employees to continue in the employ of the Company. The number of options granted is determined by the subjective evaluation of the executive's ability to influence the Company's long-term growth and profitability. All options have been granted at the current market price at the time of the grant. The Compensation Committee works to achieve equitable compensation objectives for key employees.

      The Compensation Committee believes that its objectives of linking executive compensation to corporate performance results in alignment of compensation with corporate goals and shareholder interest. When performance goals are met or exceeded, shareholders' value is increased and executives are rewarded commensurately. The committee believes that compensation levels during 2000 adequately reflect the Company's compensation goals and policies.

                          Compensation Committee

                          Linwood J. Bundy
                          Gilbert L. Klemann, II
                          Mark E. Walker

       COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is presently comprised of Directors Messrs. Bundy, Klemann and Walker, none of whom are employees of Kinark. Mr. Chastain was a member of the Compensation Committee until March 6, 2001.

     The Company's 1996 Stock Option Plan and Rule 16b-3 of the Securities Exchange Act of 1934, as amended, require that at least two of the Compensation Committee members be non-employee directors. Mr. Chastain, who served on the committee in 2000, currently serves as Vice President and Chief Financial Officer of the Company, and has served the Company in various executive positions and as a director since 1973. The Board of Directors believes that Mr. Chastain's participation in the deliberations of the committee provided a beneficial continuity and knowledge, and that no conflicts of interest exist. Mr. Chastain did not participate in any option grant decisions during 2000.

                     REPORT OF THE AUDIT COMMITTEE
                       OF THE BOARD OF DIRECTORS

     Kinark's Audit Committee is responsible for, among other things, reviewing with our independent auditors the scope and results of their audit engagement. In connection with the fiscal 2000 audit, the Audit Committee has:

     . reviewed and discussed with management Kinark's audited financial statements to be included in our annual report on Form 10-K for the year ended December 31, 2000,

     . discussed with Deloitte & Touche, LLP, our independent auditors ("Deloitte & Touche"), the matters required by Statement of Accounting Standards No. 61, and

     . received from and discussed with Deloitte & Touche the written disclosures and letter from Deloitte & Touche required by Independence Standards Board Standard No. 1 as modified or supplemented, regarding their independence.

     Based on the review and the discussions described in the preceding bullet points, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the SEC.

     The Audit Committee has adopted a charter, a copy of which is attached to this Proxy Statement as Annex A. The members of the Audit Committee have been determined to be independent in accordance with the requirements of Section 121 of the American Stock Exchange requirements.

                            The Audit Committee

                            Mark E. Walker
                            Linwood J. Bundy
                            Patrick J. Lynch

     The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Kinark specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Audit Fees

     The aggregate fees billed by Deloitte & Touche for professional services rendered for the audit of Kinark's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in Kinark's Quarterly Reports on form 10-Q for same fiscal year were $119,600.

Financial Information Systems Design and Implementation Fees

     No professional services were rendered or fees billed by Deloitte & Touche for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

All Other Fees

     The aggregate fees billed by Deloitte & Touche for services rendered to Kinark, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2000 were $93,100.

     The Audit Committee has considered whether the provision of non-audit services by Deloitte & Touche is compatible with maintaining the independent auditor's independence.

                          COMPANY PERFORMANCE

     The following performance graph compares cumulative total stockholder returns on the Company's Common Stock compared to the Dow Jones Diversified Industrials Index and the Dow Jones Equity Market Index calculated at the end of each fiscal year, December 31, 1995 through December 31, 2000. The graph assumes $100 was invested December 31, 1995, in the Company's Common Stock and in each of the referenced indices and assumes the reinvestment of dividends.

                   [DELETED STOCK PERFORMANCE GRAPH]

                         KINARK CORPORATION
                      STOCK RETURN CALCULATION

                           KINARK STOCK

                  SHARE                    WEIGHTED
     DATE         PRICE      RETURN          VALUE
  31-DEC-95       2.938          0          100.00
  31-DEC-96       3.813       29.8%         129.78
  31-DEC-97       3.000      -21.3%         102.11
  31-DEC-98       2.188      -27.1%          74.47
  31-DEC-99       1.500      -31.4%          51.06
  31-DEC-00       0.875      -41.7%          29.78

                    DOW JONES U.S. TOTAL MARKET
  31-DEC-95      163.42          0          100.00
  31-DEC-96      199.41       22.0%         122.00
  31-DEC-97      262.84       31.8%         160.80
  31-DEC-98      328.28       24.9%         200.90
  31-DEC-99      402.88       22.7%         246.50
  31-DEC-00      365.54       -9.3%         223.70

                 DOW JONES INDUSTRIAL - DIVERSIFIED
  31-DEC-95      194.20          0          100.00
  31-DEC-96      262.81       35.3%         135.30
  31-DEC-97      372.42       41.7%         191.80
  31-DEC-98      478.98       28.6%         246.60
  31-DEC-99      648.89       35.5%         334.10
  31-DEC-00      653.56        0.7%         336.50

                       RELATED PARTY TRANSACTIONS

     Mr, Joseph J. Morrow, a director of the Company and a nominee for reelection, is the chief executive officer of Morrow & Co., Inc., which provides proxy solicitation and other stockholder related services to the Company as described in the section titled "Other Matters" in this Proxy Statement. In February 2001, Mr. Morrow participated in the Company's private placement of subordinated debt and warrants (together, the "Private Securities"). A trust of which Mr. Morrow is a trustee and an individual retirement account for Mr. Morrow each received a 10% Subordinated Note due February 17, 2006 for $100,000 and a warrant ("Warrant") to purchase 66,666 shares of Kinark's common stock (the "Common Stock") at an exercise price of $.8565 a share. The exercise price for the Warrant was determined based on the average closing market price for the Common Stock on the American Stock Exchange for the 20 business day period beginning three business days after February 17, 2001. The Company offered the Private Securities to certain of its current accredited shareholders holding at least 100,000 shares of Common Stock. A special committee of the Board of Directors approved the offering of the Private Securities and the special committee received an opinion from The Robinson-Humphrey Company, LLC that the consideration to be paid in the offering was fair to the Company from a financial point of view. In addition to Mr. Morrow, the following directors and nominees for reelection participated in the offering as indicated:

     Gilbert L. Klemann, II - Note for $100,000 and Warrant to purchase 66,666 shares of Common Stock

     Linwood J. Bundy - Note for $100,000 and Warrant to purchase 66,666 shares of Common Stock

     Ronald J. Evans (President) - Note for $50,000 and Warrant to purchase
       33,333 shares of Common Stock

     Patrick J. Lynch - Note for $50,000 and Warrant to purchase 33,333 shares of Common Stock

     John H. Sununu - Note for $100,000 and Warrant to purchase 66,666 shares of Common Stock


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten-percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such reports furnished to the Company, the Company believes that, during the last fiscal year, its executive officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                          INDEPENDENT AUDITORS

     Deloitte & Touche, LLP audited the Company's financial statements for the fiscal year ended December 31, 2000, and it is the intention of the Board of Directors to approve the engagement of that firm to serve as the Company's auditors for 2001. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.


                          STOCKHOLDER PROPOSALS

     Any proposals of stockholders intended to be considered by the Company for inclusion in the proxy materials for the 2002 Annual Meeting of Stockholders must be received by the Company by February 18, 2002. Such proposals should be directed to Kinark Corporation, Attention: Secretary, 2250 East 73rd Street, Suite 300, Tulsa, Oklahoma 74136. No stockholder proposals were received for inclusion in this Proxy Statement.

                               OTHER MATTERS

     Management is not aware of any other business to be presented at the meeting. However, should any additional matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. The enclosed proxy confers discretionary authority to take action with respect to any additional matters which may come before the meeting.

     All expenses in connection with solicitation of proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally by telephone, telecopy or telegraph by Company officers and employees. The Company has also retained Morrow & Co., Inc., 445 Park Avenue, New York, New York 10022, to assist in such solicitation for a fee of $7,500 plus customary out-of-pocket expenses. Brokers, banks, nominees, fiduciaries and other custodians will be requested to solicit beneficial owners of shares and will be reimbursed for their expenses.

     Mellon Investor Services LLC has been retained to receive and tabulate proxies and to provide a representative to act as inspector of election for this Annual Meeting of Stockholders.

                              By order of the Board of Directors


                              /s/ Paul R. Chastain
                              Paul R. Chastain
                              Vice President & Secretary

Tulsa, Oklahoma
April 11, 2001

ANNEX A

                            KINARK CORPORATION
                         AUDIT COMMITTEE CHARTER

I.   Purpose

     The Audit Committee ("the Committee"), under delegation of authority by the Board of Directors, shall be responsible for:

     1. Assisting the Board of Directors in the discharge of its fiduciary responsibilities relating to the Company's accounting policies, reporting practices and internal controls;

     2. Maintaining a direct line of communication with the Company's external auditors, and assessing their performance; and

     3. Recommending engagement of the independent audit firm for consideration by the Board of Directors.

     As a statement of policy, the Board recognizes that an informed Audit Committee will be an effective influence for insuring adequate internal controls and fair and complete financial reporting.

II.  Scope

     The entire company.

III. Membership

     The Committee shall consist of at least three members, with Board approval or proxy disclosure, all of whom are independent directors and one of whom has accounting or related financial management expertise. One Committee member shall be selected chairman by the members of the Committee. Membership on the Committee shall be rotated periodically to provide new perspectives for deliberation by the Committee.

IV.  Duties and Responsibilities

     1. Recommend to the Board of Directors selection of an outside audit firm to examine the consolidated financial statements of the Company; evaluate and where appropriate, recommend replacement of the audit firm.

     2. Review and approve the fee for the annual audit of the Company's consolidated financial statements.

     3. Meet with the audit firm prior to the commencement of the annual audit each year and discuss;

         a.  The adequacy of the scope of the audit.

         b. Developments in accounting principles or reporting practices which may materially affect the Company.

     4. Review the highlights of significant audit findings and management's responses thereto.

     5. Review annually (a) the expense reports of the Chairman of the Board and the Chief Executive Officer and (b) a summary report of expenses incurred by other executive officers.

     6. Review and approve the financial sections of the annual report to stockholders, SEC Forms 10-K and 10-Q, and other filings as applicable.

     7. Prior to submitting the annual consolidated financial statements to the Board of Directors for final approval, review and discuss with the outside auditor and financial management:

         a.  The results of the completed annual audit.

         b.  The auditor's overall evaluation of the financial statements.

         c.  Adequacy of the Company's financial and auditing personnel.

         d.  Significant transactions outside of normal company business.

         e.  The Company's response to the audit firm's management letter.

         f.  Cooperation received during the audit.

     8.  Discuss with the outside auditors and financial management annually:

         a. The adequacy of the Company's accounting principles, policies, and internal accounting controls, and any contemplated changes thereto.

         b. Suggestions for improvement in accounting, data processing, financial and operating controls as expressed in the outside auditor's annual letter to management.

         c. The extent to which any previously identified control and procedural deficiencies have not been corrected.

         d. The adequacy of the company's annual and interim reporting practices and the outside auditor's views concerning the quality of reports to the stockholders.

     9. Review with financial management the status of tax returns and tax audits.

    10. Perform any special investigations which may be assigned to it by the Board of Directors concerning matters relating to the company's financial statements, internal controls, compliance wit the law or business ethics.

    11. Receive from the audit firm a formal written statement containing the relationships between the auditor and the Company. Discuss with the auditors such relationships and their impact on the auditors' independence. When necessary, recommend that the full Board take appropriate action to ensure the independence of the auditors.

V.   Lines of Communication

     The internal and outside auditors shall have direct access to the Committee and may bypass management if deemed necessary. The committee may contact directly any employee of the Company as it deems necessary.

VI.  Meetings

     The Committee will hold quarterly discussions with the outside auditors prior to the Company filing Form 10-Q with the SEC. The Committee shall hold a minimum of three meetings each year. One meeting shall be held after completion of the annual year-end audit and before the annual report is released. A second regular meeting should be held mid-year to discuss internal audit activities and other matters. The third regular meeting shall be held in the fourth quarter to discuss preparations for the annual audit. Additional meetings may be scheduled as required at any time during the year upon the call of the Committee Chairman.

VII. Reports to the Board of Directors

     The Chairman of the Committee will report to the full Board at the next regular Board meeting following any meeting of the Committee. Normally, the Chairman will make a verbal report. Minutes of each meeting are to be prepared in draft form by a member of financial management for review and approval of the Chairman of the Committee. The approved minutes shall be distributed to all directors within 20 days after the meeting. The Corporate Secretary will retain the minutes for permanent filing.

                               KINARK CORPORAITON
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF THE DIRECTORS
            For the Annual Meeting of Stockholders on May 16, 2001

     The undersigned, a stockholder of record of Kinark Corporation (the "Company") on April 4, 2001 (the "Record Date"), hereby appoints Ronald J. Evans and Paul R. Chastain, or either of them with full power of substitution, as proxies for the undersigned, to vote all shares of common stock, $.10 par value per share (the "Common Stock"), of the Company, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 16, 2001, and at any adjournments or postponements thereof, on the following matters.

      (Continued, and to be marked, dated and signed, on the reverse side)

     The invalidity, illegality or unenforceability of any particular provision of this Proxy shall be construed in all respects as if such invalid, illegal or unenforceable provision were omitted without affecting the validity, legality or enforceability of the remaining provisions hereof.

--------------------------------------------------------------------------------
                            FOLD AND DETACH HERE

                                                 ANNUAL
                                                 MEETING OF
                                                 STOCKHOLDERS
KINARK CORPORAITON
                                                 May 16, 2001, 11:00 a.m.

                                                 American Stock Exchange
                                                 Boardroom - 14th Floor
                                                 86 Trinity Place
                                                 New York, NY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW.
                                         ---


                                                 Please mark
                                                 your votes as
                                                 indicated in
                                                 this example  __X__

1. Election of the following nominees as Directors: Linwood J. Bundy, Paul R. Chastain, Ronald J. Evans, Gilbert L. Klemann,II, Patrick J. Lynch, Joseph J. Morrow, John H. Sununu, Mark E. Walker.

FOR all nominees      WITHHOLD      INSTRUCTIONS:  To vote FOR or WITHHOLD
listed (except as     AUTHORITY     AUTHORITY to vote for the election of all
marked to the         for all       candidates, check the appropriate box
contrary)             nominees      hereon.  To withhold authority to the
                      listed        election of any candidate(s), write the
________              ______        name(s) of such condidate(s) in the
                                    following space:
                                    _______________________________________
                                    If no box is marked hereon, the underisgned will be deemed to vote FOR each candidate except that the undersigned will not be deemed to consent to the election of any candidate whose name is written in the space provided above.

2. In their discretion, upon such other matters as may properly come before the Annual Meeting.

          Please sign below exactly as name appears on this Proxy. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized persons.
          Make sure that the name on your stock certificate(s) is exactly as you indicate below.

          Dated:  ___________________________________________________, 2001

          _________________________________________________________________
                                   (Signature)
          _________________________________________________________________
                          (Signture if held jointly)
          __________________________________________________________________
                      (Title or authority (if applicalbe))

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.

                           **THIS IS YOUR PROXY CARD**
-----------------------------------------------------------------------------
                            FOLD AND DETACH HERE

                               Annual Meeting
                                    of
                        Kinark Corporation Stockholders

                           Wednesday, May 16, 2001
                                   11:00 a.m.

                           American Stock Exchange
                            Boardroom - 14th Floor
                               86 Trinity Place
                                 New York, NY